EXHIBIT 99.1

VALUECLICK TO SELL ITS SHARE OF VALUECLICK JAPAN

Proposed $24 Million Cash Transaction Would Strengthen Profitability and Financial Position

Westlake Village, CA – February 20, 2004 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of digital marketing media, technology and services across all major online marketing channels, today announced that it has entered into a definitive agreement to sell its equity position in ValueClick Japan, Inc. to livedoor Co., Ltd., a Japanese Internet and technology product and services company, for approximately $24 million in cash. ValueClick’s agreement with livedoor is part of livedoor’s tender offer, announced today, to acquire all of the outstanding shares of ValueClick Japan.

Today’s announcement is expected to improve ValueClick’s profitability and financial position, and enables the Company to increase its focus on its operations in the U.S. and Europe. ValueClick Japan contributed revenue of approximately $7.6 million and an operating loss of approximately $0.3 million to ValueClick’s consolidated 2003 income statement, and approximately $14.9 million in net cash, cash equivalents and marketable securities, after minority interest, to ValueClick’s financial position as of December 31, 2003.

As part of its tender offer, livedoor would acquire ValueClick’s equity interest of approximately 59 percent in ValueClick Japan for approximately $24 million in cash, excluding transaction fees. Additionally, ValueClick’s technology services agreement, in which ValueClick supplies ad serving and media technologies to ValueClick Japan, would continue after the proposed transaction. The tender offer is expected to be completed near the end of the first quarter. ValueClick anticipates that, if completed, this transaction would result in a pretax gain of approximately $8.0 million in 2004 and a slight reduction in revenue after the first quarter of 2004.

“The proposed sale of our equity position in ValueClick Japan provides a strategic advantage to our company and our shareholders, as it would improve our profitability and add $9 million in net cash to our financial position,” said James Zarley, chairman and chief executive officer of ValueClick. “This proposed transaction would enable us to focus our management resources on our more profitable operations, while providing additional financial resources that can be applied to our corporate development program.”

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

• ValueClick Media (media.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing

and Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

• Be Free/Commission Junction (www.befree.com, www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Be Free/Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

• Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns.

• AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 28, 2003, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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